EXHIBIT 21.1

                                  SEITEL, INC.

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

**    African Geophysical, Inc. (incorporated in Cayman Islands)

**    Alternative Communication Enterprises, Inc. (incorporated in Texas)

      Datatel, Inc. (incorporated in Delaware)

      DDD Energy, Inc. (incorporated in Delaware)

*     Eagle Geophysical, Inc. (incorporated in Delaware)

*     Eagle Horizon, Inc. (incorporated in Delaware)

*     EHI Holdings, Inc. (incorporated in Delaware)

      Exsol, Inc. (incorporated in Delaware)

**    GEO-BANK, INC. (incorporated in Texas)

      Matrix Geophysical, Inc. (incorporated in Delaware)

      Seitel Data Corp. (incorporated in Delaware)

*     Seitel Delaware, Inc. (incorporated in Delaware)

      Seitel Gas & Energy Corp. (incorporated in Delaware)

      Seitel Geophysical Inc. (incorporated in Delaware)

      Seitel International, Inc. (incorporated in Cayman Islands)

      Seitel Management, Inc. (incorporated in Delaware)

      Seitel Natural Gas, Inc. (incorporated in Delaware)

      Seitel Offshore Corp. (incorporated in Delaware)

      Seitel Power Corp. (incorporated in Delaware)



*        Incorporated in 1996
**       Dormant